Exhibit 10.41

COMVERGE, INC.

2006 LONG-TERM INCENTIVE PLAN

(Amended and Restated Effective as of September 24, 2007)

COMVERGE, INC.

2006 LONG-TERM INCENTIVE PLAN

Table of Contents

ARTICLE I INTRODUCTION		1

1.1	Purpose	1
1.2	Definitions	1
1.3	Shares Subject to the Plan	7
1.4	Administration of the Plan	8
1.5	Amendment and Discontinuance of the Plan	8
1.6	Granting of Awards to Participants	8
1.7	Term of Plan	8
1.8	Leave of Absence	8

ARTICLE II NON-QUALIFIED STOCK OPTIONS		9

2.1	Grants	9
2.2	Calculation of Exercise Price	9
2.3	Terms and Conditions of Non-Qualified Stock Options	9
2.4	Amendment	10
2.5	Acceleration of Vesting	10
2.6	Other Provisions	11
2.7	No Option Repricing Without Stockholder Approval	11

ARTICLE III INCENTIVE OPTIONS		11

3.1	Eligibility	11
3.2	Exercise Price	11
3.3	Dollar Limitation	12
3.4	10% Stockholder	12
3.5	Options Not Transferable	12
3.6	Compliance with 422	12
3.7	Limitations on Exercise	12

ARTICLE IV BONUS STOCK		12

ARTICLE V STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK UNITS		12

5.1	Stock Appreciation Rights	12
5.2	Restricted Stock Unit Awards	13

ARTICLE VI RESTRICTED STOCK		14

6.1	Eligible Persons	14
6.2	Restricted Period and Vesting	14

ARTICLE VII PERFORMANCE AWARDS		15

7.1	Performance Awards	15
7.2	Performance Goals	15

ARTICLE VIII OTHER STOCK OR PERFORMANCE-BASED AWARDS		17

ARTICLE IX CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS		17

9.1	General	17
9.2	Stand-Alone, Additional, Tandem and Substitute Awards	17
9.3	Term of Awards	17
9.4	Form and Timing of Payment under Awards; Deferrals	18
9.5	Vested and Unvested Awards	18
9.6	Exemptions from Section 16(b) Liability	18
9.7	Other Provisions	19

ARTICLE X WITHHOLDING FOR TAXES		20

ARTICLE XI MISCELLANEOUS		20

11.1	No Rights to Awards	20
11.2	No Right to Employment	20
11.3	Governing Law	20
11.4	Severability	21
11.5	Other Laws	21
11.6	409A Compliance - No Guarantee of Tax Consequences	21
11.7	Shareholder Agreements	21

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COMVERGE, INC.

2006 Long-term Incentive Plan

ARTICLE I

INTRODUCTION

1.1 Purpose. The Plan is intended to promote the interests of the Company and its Stockholders (the “Stockholders”) by encouraging Employees, Service Providers and Non-Employee Directors to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. The Plan is an amendment and restatement of the Company’s 2000 Stock Option Plan (the “Prior Plan”) and the Prior Plan is hereby merged into the Plan to become a part of the Plan. Awards granted on after the Effective Date shall be governed by the terms of the Plan. The amendment and merger of the Prior Plan into the Plan is not intended to be a material modification of any Award issued under the Prior Plan. Nothing in this amendment and restatement of the Prior Plan shall operate or be construed to amend or modify in any manner any Award that was outstanding under the Prior Plan prior to the Effective Date if such amendment or modification would adversely affect such Award in any manner, including, without limitation, causing such Award to become subject to Section 409A of the Code if otherwise exempt as a “grandfathered” Award.

1.2 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means (i) any entity in which the Company directly or indirectly, owns 50% or more of the combined voting power, as determined by the Plan Committee, (ii) any “parent corporation” of the Company (as defined in Section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company, but using the threshold of 50% ownership wherever 80% appears.

“Awards” means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock, or Other Stock or Performance Based Awards issued under the Plan or Options issued under the Prior Plan.

“Board” means the Board of Directors of the Company.

“Bonus Stock” means Common Stock described in Article IV of the Plan.

“Cause” for termination of any Participant who is a party to an agreement of Employment with or provides services to the Company shall mean termination for “Cause” as such term or such similar concept is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or such similar concept or if a Participant is not a party to such an agreement, “Cause” means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or an Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Plan Committee. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless the applicable act or omission is done or not done, as the case may be, not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.

“Change of Control” shall be deemed to have occurred upon any of the following events:

(i) any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified by Section 13(d) and 14(d) thereof) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) an Affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of Common Stock shall not constitute a Change of Control;

(ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than fifty 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii) the consummation of a sale or disposition by the Company of the Company or all or substantially all of the Company’s assets, other than a sale or disposition where the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv) the Incumbent Board ceases for any reason to constitute a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election by the Board, was approved by a vote of a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of Directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

In the event that the foregoing definition of Change of Control does not comply with the requirements of Section 409A of the Code, and an amount, benefit or item of compensation hereunder would be subject to Section 409A of the Code, but would not be so subject if the definition of Change of Control above complied with the requirements of Section 409A of the Code, then with respect only to such amount, benefit or item of compensation, the term “Change of Control” shall mean a “change in control event” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” means Comverge, Inc. (formerly known as Comverge Technologies, Inc.).

“Covered Employee” means the Chief Executive Officer of the Company and the three highest paid officers of the Company other than the Chief Executive Officer or the Chief Financial Officer as described in Section 162(m)(3) of the Code, as well as any person designated by the Plan Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year.

“Director” means, except as otherwise provided in Articles II, III and V, a director of the Company or an Affiliate.

“Disability” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last of or a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

“Effective Date” has the meaning set forth in Section 1.7 hereof.

“Employee” means, except as otherwise provided in Articles II, III and V, any employee of the Company or an Affiliate.

“Employment” includes any period in which a Participant is an Employee or a paid Service Provider to the Company or an Affiliate.

“Fair Market Value or FMV Per Share” of Common Stock shall be the closing price on any national exchange or over-the-counter market, if applicable, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Plan Committee in good faith using a reasonable application of a reasonable valuation methodology taking into account all available information material to the value of the Company.

“Good Reason” means termination of Employment by an Employee, or termination of service by a Service Provider under any of the following circumstances:

(i) if such Employee or Service Provider is a party to an agreement for Employment with or services to the Company, which agreement includes a definition of “Good Reason” or such similar concept for termination of Employment with or services to the Company, “Good Reason” shall have the same definition for purposes of the Plan as is set forth in such agreement, the relevant portions of which are incorporated herein by reference;

(ii) if such Employee or Service Provider is not a party to an agreement with the Company that defines the term “Good Reason,” such term shall mean termination of Employment or service by the Employee or Service Provider after 30 calendar days written notice upon the occurrence of either of the following circumstances:

(A) the assignment to the Participant without the Participant’s consent of any duties, responsibilities, or reporting requirements inconsistent with his or her position with the Company, which is a material diminishment, of the Participant’s overall duties, responsibilities, or status; or

(B) material reduction by the Company in the Participant’s fees, compensation, or benefits without the Participant’s consent and not associated with a reduction or change for similarly situated Employees or Service Providers.

Continued Employment of the Employee or Service Provider for 15 working days after the occurrence of (A) or (B) above without notice to the Company of intention to terminate with Good Reason provided in (ii) above shall be deemed to be consent to the occurrence of (A) or (B).

“Incentive Option” means any option which satisfies the requirements of Section 422 of the Code and is granted pursuant to Article III of the Plan.

“Incumbent Board” means the individuals who constitute the Board as of the Effective Time.

“Non-Employee Director” means, except as otherwise provided in Articles II, III and V, an individual who is a member of the Board but who is neither an Employee nor a Service Provider of the Company or any Affiliate.

“Non-Qualified Stock Option” shall mean an option not intended to satisfy the requirements of Section 422 of the Code and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

“Option Expiration Date,” with respect to an Option, means the date determined by Plan Committee, which shall not be more than ten years after the date of grant of such Option.

“Option Grant Date” means the date on which an Option is granted pursuant to the provisions of the Plan.

“Optionee” means a Participant who has received or will receive an Option.

“Other Stock or Performance-Based Award” means an award granted pursuant to Article VIII of the Plan.

“Participant” means any Non-Employee Director, Employee or Service Provider granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Article VII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof as determined by the Plan Committee.

“Performance Period” means a period of not less than one year and not more than five years during which the Plan Committee may grant Performance Awards.

“Performance Shares” means an Award of the right to receive shares of Common Stock issued at the end of a Restricted Period that is granted pursuant to Article VIII of the Plan.

“Person” has the meaning set forth in this Section 1.8 in the definition of “Change of Control”.

“Plan” means this Comverge, Inc. 2006 Long-term Incentive Plan.

“Plan Committee” means the committee appointed by the Board or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee that is intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code, the Plan Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(c)(i) of the Code; and if the Company is subject to the Exchange Act, the Plan Committee shall mean the compensation Plan Committee of the Board, which shall consist of not less than two independent members of the Board, each of whom shall qualify as a “non-employee director” (as that term is defined in Rule 16b-3 under the Exchange Act) appointed by and serving at the pleasure of the Board to administer this Plan or, if none, the independent members of the Board.

“Prior Plan” means the Comverge Technologies, Inc. 2000 Stock Option Plan.

“Purchased Stock” means Bonus Stock which has been purchased for additional consideration pursuant to a right to purchase Common Stock granted pursuant to Article IV of the Plan.

“Restricted Period” means the period established by the Plan Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” means any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VI of the Plan.

“Restricted Stock Unit Award” has the meaning set forth in Section 5.2 hereof.

“Service Provider” means, except as otherwise provided in Articles II, III and V, any individual or entity, other than a Director or an Employee, who renders consulting or advisory services to the Company or an Affiliate.

“Shares” means shares of Common Stock.

“Stock Appreciation Rights” means an Award granted pursuant to Article V of the Plan.

1.3 Shares Subject to the Plan. Subject to adjustment as set forth below, and after giving effect to the one-for-two reverse stock split that occurred on April 18, 2007, and rounding down for fractional shares, the aggregate number of Shares that may be issued under the Plan shall not exceed 4,156,036 Shares, consisting of the sum of 2,374,685 Shares available for issuance under the Prior Plan which remain available for the grant of Awards immediately prior to the Effective Date, plus an additional number of 1,781,351 “new” Shares available under the Plan. Shares issued on or after the Effective Date pursuant to Awards granted under the Prior Plan prior to the Effective Date shall reduce the number of Awards available under the Plan. If any stock-denominated Award is paid in cash, forfeited or otherwise lapses, expires, terminates or is canceled without the delivery of Shares, then the number of Shares subject to such Award, to the extent of such cash payment, forfeiture, expiration, lapse, termination or cancellation, shall be added back to the Share “pool” and be available for future Awards. With respect to a dollar-denominated Award that is paid in Shares, the Share “pool” shall be reduced by the number of Shares delivered to pay such dollar-denominated Award. Notwithstanding the foregoing, Substitute Awards granted in connection with a business acquisition made by the Company or a Subsidiary, whether an asset purchase, merger or stock acquisition, shall not reduce the number of Shares available in the Share “pool.” In addition, Shares withheld or received by the Company to satisfy tax withholding or other payment obligations shall not again be available for future Awards. No more than 1,000,000 shares of Common Stock shall be issued to any one Participant pursuant to this Plan in any one calendar year. With respect to Performance Awards paid in cash or a combination of cash and Common Stock, the sum of such cash and Common Stock underlying an Award paid to any one individual in any one year shall not exceed $10,000,000. After giving effect to the one-for-two reverse stock split that occurred on April 18, 2007, the maximum number of shares of Common Stock that may be issued under this Plan pursuant to Incentive Options shall be 4,156,036 shares.

Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Plan Committee, as determined by the Plan Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The Plan Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding

Award; provided that the number of Shares subject to any Award denominated in Shares shall always be a whole number whose determination shall be final and binding upon the Company and all other interested persons. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.

1.4 Administration of the Plan. The Plan shall be administered by the Plan Committee. Subject to the provisions of the Plan, the Plan Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and, to the extent that the Plan Committee deems desirable, to effectuate the Plan. Any action taken or determination made by the Plan Committee pursuant to this and the other paragraphs of the Plan shall be conclusive and binding upon the Company and all other interested parties.

1.5 Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, that, without the consent of the holder of an Award, no amendment, suspension or termination of the Plan may terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; provided further, however, that any amendment that would constitute a “material revision” of the Plan (as that term is used in the rules of any exchange on which the Common Stock is traded) shall be subject to Stockholder approval.

1.6 Granting of Awards to Participants. The Plan Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Service Providers and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Plan Committee may consider any factors that it may deem relevant. Notwithstanding the foregoing, any Awards made to members of the Plan Committee or any Service Provider to the Plan Committee or the Board, must be approved by the full Board.

1.7 Term of Plan. The Plan shall be effective as of June 20, 2006 (the “Effective Date”), subject to approval by the Stockholders. The provisions of the Plan are applicable to all Awards granted on or after the Effective Date. If not sooner terminated under the provisions of Section 1.5 hereof, the Plan shall terminate upon, and no further Awards shall be made, after the tenth anniversary of the Effective Date.

1.8 Leave of Absence. If an Employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, such Employee’s Employment (as defined below) shall be deemed to have terminated on the 91st day of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

ARTICLE II

NON-QUALIFIED STOCK OPTIONS

2.1 Grants. Provided that such grant does not constitute a deferral of compensation within the meaning of section 409A of the Code, the Plan Committee may grant Non-Qualified Stock Options to purchase Common Stock to any Employee, Service Provider or Non-Employee Director of the Company or of any Affiliate that is a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. § 1.414(c)-2(b)(2)(i), but using the threshold of 50 percent ownership wherever 80 percent appears.

2.2 Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Non-Qualified Stock Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Non-Qualified Stock Option. The exercise price for each Non-Qualified Stock Option granted under this Article II shall be subject to adjustment as provided in Section 1.3 herein.

2.3 Terms and Conditions of Non-Qualified Stock Options. Non-Qualified Stock Options shall be in such form as the Plan Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Plan Committee shall deem desirable:

(a) Option Period and Conditions and Limitations on Exercise. No Non-Qualified Stock Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Non-Qualified Stock Option shall be exercisable at such time or times as the Plan Committee in its discretion may determine at the time such Non-Qualified Stock Option is granted.

(b) Manner of Exercise. In order to exercise a Non-Qualified Stock Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price, together with any required withholding taxes, for each Non-Qualified Stock Option shall be made (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Plan Committee, by tendering to the Company shares of Common Stock owned by the person for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Non-Qualified Stock Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) subject to such instructions as the Plan Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Non-Qualified Stock Option is being exercised to a broker for sale on behalf of the person; provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf the full amount of the exercise price from the proceeds of such sale. In the event that the person elects to make payment as allowed under clause (ii) above, the Plan Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Non-Qualified Stock Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Plan Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(c) Options not Transferable. Except as provided below, no Non-Qualified Stock Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Non-Qualified Stock Option is granted, and it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Non-Qualified Stock Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Plan Committee, result in forfeiture of the Non-Qualified Stock Option with respect to the shares involved in such attempt. With respect to a specific Non-Qualified Stock Option, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of such Non-Qualified Stock Option to one or more immediate family members or related family trusts or partnerships or similar entities.

(d) Listing and Registration of Shares. Each Non-Qualified Stock Option shall be subject to the requirement that if at any time the Plan Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Non-Qualified Stock Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Non-Qualified Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Plan Committee.

2.4 Amendment. The Plan Committee may, without the consent of the person or persons entitled to exercise any outstanding Non-Qualified Stock Option, amend, modify or terminate such Non-Qualified Stock Option; provided, however, such amendment, modification or termination shall not, without such person’s consent, reduce or diminish the value of such Non-Qualified Stock Option determined as if the Non-Qualified Stock Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination or cause such Non-Qualified Stock Option to be subject to adverse tax consequences under section 409A. The Plan Committee may at any time or from time to time, in its discretion, in the case of any Non-Qualified Stock Option which is not then immediately exercisable in full, accelerate the time or times at which such Non-Qualified Stock Option may be exercised to any earlier time or times.

2.5 Acceleration of Vesting. Any Non-Qualified Stock Option granted hereunder that is not otherwise vested shall vest (unless specifically provided to the contrary by the Plan Committee in the document or instrument evidencing an Non-Qualified Stock Option granted hereunder) upon (i) termination of an Employee or Service Provider without Cause or termination by an Employee or Service Provider with Good Reason within one year from the effective date of the Change of Control; or (ii) death or Disability of the Participant.

2.6 Other Provisions.

(a) The person or persons entitled to exercise, or who have exercised, a Non-Qualified Stock Option shall not be entitled to any rights as a Stockholder with respect to any shares subject to such Non-Qualified Stock Option until such person or persons shall have become the holder of record of such shares.

(b) No Non-Qualified Stock Option granted hereunder shall be construed as limiting any right that the Company or any Affiliate may have to terminate at any time, with or without cause, the Employment of any person to whom such Non-Qualified Stock Option has been granted.

(c) Notwithstanding any provision of the Plan or the terms of any Non-Qualified Stock Option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Plan Committee, constitute a violation of any state, local or federal law or of the rules or regulations of any governmental regulatory body.

(d) No Non-Qualified Stock Option granted hereunder shall include any feature for deferral of compensation other than deferral of recognition of income until the later of (i) the exercise or disposition of the Non-Qualified Stock Option, as provided under Treas. Reg. § 1.83-7, or (ii) the time the Shares acquired pursuant to the exercise of the Non-Qualified Stock Option first become substantially vested within the meaning of Treas. Reg. § 1.83-3(b).

2.7 No Option Repricing Without Stockholder Approval. With Stockholder approval only, the Plan Committee may grant to holders of outstanding Non-Qualified Stock Options, in exchange for the surrender and cancellation of such Non-Qualified Stock Options, new Non-Qualified Stock Options having exercise prices lower than the exercise price provided in the Non-Qualified Stock Options so surrendered and canceled.

ARTICLE III

INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II hereof shall also be applicable to Incentive Options. Non-Qualified Stock Options shall not be subject to the terms of this Article III.

3.1 Eligibility. Incentive Options may be granted only to Employees of the Company or of any Affiliate that is a (i) “parent corporation” of the Company (as defined in section 424(e) of the Code) or (ii) a “subsidiary corporation” (as defined in section 424(f) of the Code) of any such parent corporation of the Company. Incentive Options may be granted only if the Plan is approved by the Stockholders of the Company within one year prior to or after the Effective Date.

3.2 Exercise Price. The exercise price per Share shall not be less than 100% of the FMV Per Share on the Option Grant Date.

3.3 Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more Options granted to any Employee under the Plan (or any other option plan of the Company or an Affiliate) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted.

3.4 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the FMV Per Share on the Option Grant Date and the option term shall not exceed five years measured from the Option Grant Date.

3.5 Options Not Transferable. No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.

3.6 Compliance with 422. All Options that are intended to be Incentive Stock Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.

3.7 Limitations on Exercise. No Incentive Option shall be exercisable more than three months after the Optionee ceases (for any reason other than death or Disability, or one year if the reason is death or Disability) to be an Employee of the Company or of any Affiliate that is a (i) “parent corporation” of the Company (as defined in section 424(e) of the Code) or (ii) a “subsidiary corporation” (as defined in section 424(f) of the Code) of any such parent corporation of the Company.

ARTICLE IV

BONUS STOCK

The Plan Committee may, from time to time and subject to the provisions of this Plan, grant shares of Bonus Stock to Employees, Service Providers and Non-Employee Directors. Such grants of Bonus Stock shall be in consideration of performance of services by the Participant without additional consideration, except as may be required by the Plan Committee. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VI.

ARTICLE V

STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK UNITS

5.1 Stock Appreciation Rights. Provided that such grant does not constitute a deferral of compensation within the meaning of Section 409A of the Code, the Plan Committee is authorized to grant Stock Appreciation Rights to Employees, Service Providers or Non-Employee Directors, of the Company or of any Affiliate that is a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. § 1.414(c)-2(b)(2)(i), but using the threshold of 50 percent ownership wherever 80 percent appears on the following terms and conditions.

(a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the FMV Per Share on the date of grant. Such excess may be paid in cash or shares of Common Stock as determined by the Plan Committee and set forth in the Award agreement.

(b) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 5.1(a) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.

(c) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Plan Committee and set forth in the Award agreement governing such Stock Appreciation Right.

(d) Terms. The Plan Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including achievement of certain performance goals and/or meeting certain future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award and any other terms and conditions of any Stock Appreciation Right.

5.2 Restricted Stock Unit Awards. The Plan Committee is authorized to grant to Participants rights to receive cash or Common Stock equal to the Fair Market Value of a specified number of shares of Common Stock upon vesting (“Restricted Stock Unit Awards”), following the occurrence of events (such as the achievement of performance goals and/or future service requirements, or a combination of the foregoing):

(a) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall be conditioned upon the expiration of the vesting period or the occurrence of events such as the achievement of performance goals and/or future service requirements specified for such Restricted Stock Unit Award by the Plan Committee in the Award agreement at the time of grant. Prior to vesting, Restricted Stock Unit Awards shall be subject to such restrictions (including a risk of forfeiture), as the Plan Committee may impose, which restrictions shall lapse if, and at the time, vesting is achieved. A Restricted Stock Unit Award shall vest in installments or otherwise as the Plan Committee may determine.

(b) Payment or Satisfaction of Restricted Stock Unit Awards. The payment of cash or the transfer of shares of Common Stock pursuant to a Restricted Stock Unit Award with respect to which vesting has been achieved shall be made no later than 2  1 /2 months after the vesting date in the form and manner as determined by the Plan Committee and set forth in the Award agreement at the time of the grant. In the event that the payment of cash or the transfer of shares of Common Stock pursuant to a Restricted Stock Unit Award is to be made to a “specified employee” upon “separation from service” (as such terms are defined under Section 409A of the Code), such payment or transfer shall be in accordance with Section 11.6 of this Plan.

ARTICLE VI

RESTRICTED STOCK

6.1 Eligible Persons. All Employees, Service Providers and Non-Employee Directors shall be eligible for grants of Restricted Stock.

6.2 Restricted Period and Vesting.

(a) A grant of Restricted Stock is a grant of Common Stock to a Participant which is subject to such limitations (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Company as the Plan Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions, the Participant shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the lesser of (A) the amount of cash paid therefore, if any or (B) the FMV of the shares at the time of repurchase, if (i) the Participant’s Employment from or services to the Company or an Affiliate is terminated by the Company, such Affiliate or the Participant prior to the lapse of such restrictions or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

(b) Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination of an Employee or Service Provider without Cause [or termination by an Employee or Service Provider with Good Reason within one year from the effective date of a Change of Control]; or (ii) death or Disability of the Participant.

(c) Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Restricted Stock shall have all the rights of a Stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Comverge, Inc. 2006 Long-term Incentive Plan (as amended and restated) and Grant of Restricted Stock dated                 , 20     and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such plan or grant.

(d) After the satisfaction of all of the terms and conditions set by the Plan Committee with respect to an Award of Restricted Stock, a certificate, without the legend set forth in Section 6.2(c) above, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Participant within 2  1/2 months after the vesting date.

ARTICLE VII

PERFORMANCE AWARDS

7.1 Performance Awards. To the extent the Plan Committee determines that any Award granted pursuant to this Plan shall be contingent upon performance goals or shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Plan Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with this Section 7.1. The Plan Committee may grant Performance Awards based on performance criteria measured over a Performance Period. The Plan Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 7.2 hereof in the case of a Performance Award granted to a Covered Employee.

7.2 Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon the terms set forth in this Section 7.2.

(a) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Plan Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Plan Committee are such that the achievement of performance goals is “substantially uncertain” at the time the Award is granted. The Plan Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b) Business Criteria. One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Plan Committee in establishing performance goals for Performance Awards granted to a Participant: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on capital; (ix) return on equity; (x) economic value added; (xi) gross margin; (xii) net income; (xiii) pretax earnings; (xiv) pretax earnings before interest, (xv) pretax earnings before interest, depreciation and amortization; (xvi) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xvii) operating income; (xviii) total stockholder return; (xix) debt reduction; (xx) increases in megawatts through new contract executions; (xxi) successful completion of an acquisition, initial public offering, private placement of equity or debt; or (xxii) reduction of expenses. Any of the above goals may be determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Plan Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(c) Timing for Establishing Performance Goals. Performance goals in the case of any Award granted to a Participant who is a Covered Employee shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Settlement of Performance Awards; Other Terms. After the end of each Performance Period, the Plan Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a Performance Period. The Plan Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award to a Covered Employee which is designed to comply with Section 162(m) of the Code. The Plan Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Employment by the Participant prior to the end of a Performance Period or settlement of Performance Awards.

(e) Written Determinations. All determinations by the Plan Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant. The Plan Committee may not delegate any responsibility relating to Performance Awards discussed in this Section 7.2(e).

(f) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Plan Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Plan Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 7.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE VIII

OTHER STOCK OR PERFORMANCE-BASED AWARDS

The Plan Committee is hereby authorized to grant to Employees, Non-Employee Directors and Service Providers of the Company or its Affiliates, Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Plan Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Plan Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award.

ARTICLE IX

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

9.1 General. Awards may be granted on the terms and conditions set forth herein. In addition, the Plan Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Employment by the Participant and terms permitting a Participant to make elections relating to his Award. Notwithstanding the foregoing, the Plan Committee may amend any Award without the consent of the holder if the Plan Committee deems it necessary to avoid adverse tax consequences to the holder under Code Section 409A. The Plan Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Plan Committee shall not have discretion to accelerate or waive any term or condition of an Award (i) if such discretion would cause the Award to have adverse tax consequences to the Participant under 409A, or (ii) if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and such discretion would cause the Award not to so qualify.

9.2 Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Plan Committee, be granted either alone, in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Plan Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Notwithstanding anything in the Plan to the contrary, Options granted in substitution or exchange for an option in a corporate transaction shall be granted in accordance with the rules of Treasury Regulations section 1.424-1. In addition, Awards may be granted in lieu of cash compensation, including, but not limited to, in lieu of cash amounts payable under other plans of the Company or any Affiliate.

9.3 Term of Awards. The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Restricted Stock Unit or Restricted Stock shall be for such period as may be determined by the Plan Committee; provided that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be require in respect of an Incentive Stock Option under Section 422 of the Code).

9.4 Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of any Award may be subject to any limitations or contingent upon the occurrence of one or more specified events as set forth in the related Award agreement. In the discretion of the Plan Committee, Awards granted pursuant to Article V or VII hereof may be payable in cash or shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Plan Committee (subject to the consent of the Participant in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Plan Committee; provided, however, that no deferral shall be required or permitted by the Plan Committee if such deferral would result in adverse tax consequences to the Participant under Section 409A of the Code. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company, which plan shall be compliant with Section 409A of the Code. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

9.5 Vested and Unvested Awards. After the satisfaction of all of the terms and conditions set by the Plan Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 6.2(c) hereof, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Participant within 2  1/2 months after the vesting date, (ii) Restricted Stock Unit, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Restricted Stock Unit earned shall be delivered to the Participant within 2  1/2 months after the vesting date, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the person. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, Restricted Stock Unit, Stock Appreciation Rights or Performance Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Plan Committee with respect to such Award.

9.6 Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 under the Exchange Act as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

9.7 Adjustment of Awards. In the event that at any time after the issuance of an Award, the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, extraordinary dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan and issued pursuant to any outstanding Awards shall be equitably adjusted by the Committee. Upon the occurrence of any of the events described in the immediately preceding sentence, and subject to any required action of the Board and the stockholders, in order to ensure that after such event the Shares subject to the Plan and each Participant’s proportionate interest shall be maintained substantially as before the occurrence of such event, the Committee shall, in such manner as it may deem equitable, adjust (i) the number and type of shares of common stock of the Company or any Affiliate with respect to which Awards may be granted under the Plan, (ii) the maximum number of shares that may be covered by Awards granted under the Plan during any period, (iii) the maximum number of shares that may be covered by Awards to any single individual during any calendar year, (iv) the number of shares subject to outstanding Awards, and (v) the grant or exercise price with respect to an Award. In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or other transfer of substantially all of the Company’s assets (all the foregoing being referred to as “Acquisition Events”) , then the Plan Committee may in its discretion terminate all outstanding Options and Stock Appreciation Rights by delivering 20-days notice of termination to each holder of such Award; provided, however, that, during the 20-day period following the date on which such notice of termination is delivered, each such holder shall have the right to exercise in full all of his Options or Stock Appreciation Rights then outstanding. If an Acquisition Event occurs and the Plan Administrator does not terminate the outstanding options pursuant to the preceding sentence, then the Option or Stock Appreciation Rights shall be adjusted as set forth above. Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per share; provided, however, the Committee shall not take any action otherwise authorized under this Section to the extent that (i) such action would cause (A) the application of Section 162(m) or 409A of the Code to the Award or (B) create adverse tax consequences under Section 162(m) or 409A of the Code should either or both of those Code sections apply to the Award or (ii) materially reduce the benefit to the Participant without the consent of the Participant. The Committee’s determinations shall be final, binding and conclusive with respect to the Company and all other interested persons.

9.8 Other Provisions. No grant of any Award shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without cause, the Employment of any person to whom such Award has been granted.

ARTICLE X

WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements, satisfactory to the Company, have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Plan Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3 under the Exchange Act, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

ARTICLE XI

MISCELLANEOUS

11.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

11.2 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from Employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

11.3 Governing Law/Compliance with State Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law. Notwithstanding the foregoing, all Awards issued under the Plan shall comply with the applicable laws of any state in which the Participant receiving such Award resides. By way of example, and not in limitation of the foregoing, to the extent required by California law, the Plan Committee may not impose a vesting schedule upon any Option grant to any resident of California that is more restrictive than 20% per year with the initial vesting to occur not later than one year after the Option Grant Date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Company, non-employee members of the Board or independent contractors.

11.4 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Plan Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

11.5 Other Laws. The Plan Committee may refuse to issue or transfer any shares or other consideration under an Award agreement if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law.

11.6 409A Compliance - No Guarantee of Tax Consequences. It is the intention of the Company that all Awards granted by the Plan Committee be in compliance with Section 409A of the Code in all respects and the Plan shall be so construed; provided, however that the Participant shall be solely responsible for and liable for any tax consequences (including but not limited to any interest or penalties) as a result of participation in the Plan. Neither the Board, nor the Company nor the Plan Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder and assumes no liability whatsoever for the tax consequences to the Participants. Notwithstanding anything herein to the contrary, if any amounts payable hereunder are reasonably determined by the Plan Committee to be “nonqualified deferred compensation” payable to a “specified employee” upon “separation from service” (as such terms are defined under Section 409A of the Code), then such amounts that would otherwise be payable upon “separation from service” shall be held and not be paid by the Company upon “separation from service,” but shall be paid as soon as administratively feasible following the earlier of: (1) the first day that is six months following the Participant’s separation from service; or (2) Participant’s date of death. Such amounts that would otherwise be payable in installments commencing on separation from service shall be accumulated and paid in a lump sum on the date that is the earlier of (1) or (2) above and shall be paid in installments thereafter.

11.7 Shareholder Agreements. The Plan Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ agreement in such form as approved from time to time by the Board.

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